Exhibit 10.3

FORM OF

CLOUD PEAK ENERGY INC.

2009 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of the          day of               , 2012 (the “Grant Date”), between Cloud Peak Energy Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).

WHEREAS, the Company has adopted the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant Restricted Stock to the Grantee as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Grant of Restricted Stock.

1.1.                              The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company,           Shares of Restricted Stock subject to, and in accordance with, the terms and conditions set forth in this Agreement.

1.2.                              This Agreement shall be construed in accordance with and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.                                       Rights of Grantee.

The Grantee shall be entitled, at all times on and after the Grant Date, to exercise the right to vote the Shares of Restricted Stock but shall not be entitled to receive any dividends or other distributions paid or made with respect thereto until the Restrictions (as defined below) lapse pursuant to Sections 3, 5 or 6 hereof.  Upon the Vesting Date (as defined below) or such earlier date upon which the Shares of Restricted Stock become vested pursuant to Sections 5 or 6 hereof or the Plan, the Grantee shall be entitled to any dividends that may have previously accrued to the Grantee’s Shares of Restricted Stock, which dividends shall be paid in additional Shares of Company stock as soon as administratively feasible following such vesting date, but in no event later than the end of the calendar year in which such vesting date occurs or, if later, the 15th day of the third month following such vesting date.  Dividends accruing following the lapse of Restrictions on Grantee’s Shares of Restricted Stock shall be paid if, as, and when declared by the Board, with any such dividend payment made on the date on which the dividend for such class of stock is paid to shareholders of such class.  Prior to the Vesting Date or such earlier date upon which the Shares of Restricted Stock become vested pursuant to Sections 5 or 6 hereof or the Plan, the Grantee shall not be entitled to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares of Restricted Stock (collectively, the “Transfer Restrictions”) and the Shares of Restricted Stock shall be subject to forfeiture in accordance with Section 5 hereof (the “Forfeiture Restrictions” and collectively, with the Transfer Restrictions, the “Restrictions”).

3.                                       Vesting and Lapse of Restrictions.

Subject to Sections 5 and 6 hereof, provided that the Grantee continues to serve as an employee of the Company or any of its Subsidiaries, the Restrictions on the Shares of Restricted Stock shall lapse and the Restricted Stock granted hereunder shall fully vest on the third anniversary of the Grant Date (such date, the “Vesting Date”).

4.                                       Escrow and Delivery of Certificates.

4.1.                              Certificates representing the Shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or his or her estate as set forth in Section 4.2 hereof, subject to the Grantee’s delivery of the appropriate blank stock powers and any documents which the Company in its discretion may require as a condition to the issuance of Shares and the delivery of Shares to the Grantee or his or her estate.

4.2.                              Certificates representing those Shares of Restricted Stock in respect of which the Restrictions have lapsed pursuant to Section 3, 5 or 6 hereof shall be delivered to the Grantee as soon as practicable following the applicable date on which such Restrictions lapse.

4.3.                              The Grantee may receive, hold, sell or otherwise dispose of those Shares represented by Certificates delivered to him or her pursuant to Section 4.2  hereof free and clear of the Restrictions, but subject to compliance with all federal, state and other similar securities laws and the Company’s insider trading policies.

4.4.                              Each Certificate will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF []                  , 2012, AS IT MAY BE AMENDED FROM TIME TO TIME.  PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS.  COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.

5.                                       Effect of Certain Terminations of Employment.

5.1.                              Termination—Generally.  Except in the case of a termination described in Sections 5.2 or 6 hereof, in the event the Grantee’s employment with the Company or any of its Subsidiaries is terminated on or after the Grant Date and prior to the third anniversary of the Grant Date those Shares of Restricted Stock on which the Restrictions have not yet lapsed shall immediately be forfeited to the Company in their entirety without payment of consideration therefor to the Grantee.

5.2.                              Qualifying Terminations.  If the Grantee’s employment with the Company or any of its Subsidiaries is terminated for any of the reasons set forth below (and subject to Section 6 hereof), in each case if such termination occurs prior to the Vesting Date, a Pro Rata Portion (as defined below) of the Shares of Restricted Stock shall vest, and the Restrictions on such Restricted Stock shall lapse, as of the date of such termination and the remaining Shares of Restricted Stock on which the Transfer Restrictions have not yet lapsed shall immediately be forfeited to the Company in their entirety without payment of consideration therefor to the Grantee.  The “Pro Rata Portion” shall mean the total number of Shares of Restricted Stock granted multiplied by a fraction, the numerator of which is the number of days between (A) the Grant Date and (B) the date of the Grantee’s termination of employment, and the denominator of which is 1,095.

5.2.1                        death

5.2.2                        Disability (as defined in the Plan)

5.2.2                        Redundancy (as defined below)

5.2.3                        Retirement (as defined below)

5.2.4                        If the Grantee is not subject to an Employment Agreement, termination for any other reason, other than a termination by the Company for Cause (as defined in the Plan), if there are exceptional circumstances and the Committee so decides prior to the date of the termination of the Grantee’s employment.

5.2.5                        If the Grantee is subject to an Employment Agreement, termination by the Company for any reason other than for Cause as defined therein.

5.2.6                        If the Grantee is subject to an Employment Agreement, termination by the Grantee for Good Reason as defined therein.

5.3                                 Definitions.  For purposes of this Agreement:

(a)  “Employment Agreement” means an effective, written employment agreement between the Grantee and the Company. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 5 or Section 6 and any Employment Agreement, the terms of the Employment Agreement shall control.

(b)  “Redundancy” means the Company or any of its Subsidiaries, as applicable, has ceased, or intends to cease, to carry on the business or particular business function for the purposes of which the Grantee is or was employed by it, or has ceased, or intends to cease, to carry on that business or particular business function in the place where the Grantee is or was employed.

(c)  “Retirement” means retirement at or after age 65, or early retirement at or after age 55 with 10 years of service with the Company.

6.                                       Effect of a Termination Following a Change in Control.

If, within two (2) years of a Change in Control, the Grantee’s employment with the Company or any of its Subsidiaries is terminated (i) by the Company or any of its Subsidiaries without Cause (as defined in the Plan or, if applicable, an Employment Agreement) or (ii) if the Grantee is subject to an Employment Agreement, by the Grantee for Good Reason as defined therein, all outstanding Shares of Restricted Stock which have not become vested in accordance with Section 3 hereof shall vest, and the Restrictions on such Shares of Restricted Stock shall lapse in their entirety as of the date of such termination.

7.                                       Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

8.                                       No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee’s employment therewith at any time.

9.                                       Dodd-Frank Clawback Policies.

This Agreement is subject to any clawback policies the Company may adopt in order to conform to the Dodd-Frank Act and resulting rules issued by the Securities and Exchange Commission and that the Company determines should apply to this Agreement. These clawback policies may subject the Grantee’s rights and benefits under this Agreement to reduction, cancellation, forfeiture or recoupment if certain specified events occur, including, but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations.

10.                                 Withholding of Taxes.

The Grantee shall pay to the Company, or the Company and the Grantee shall agree on such other arrangements necessary for the Grantee to pay, the applicable federal, state and local income taxes required by law to be withheld (the “Withholding Taxes”), if any, upon the vesting and delivery of the Shares.  The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the Withholding Taxes with respect to the Restricted Stock.  In satisfaction of the obligation to pay Withholding Taxes to the Company upon the lapse of Restrictions on any Shares of Restricted Stock, the Grantee may make a written election which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Shares of Restricted Stock then deliverable to the Grantee having an aggregate Fair Market Value as of the date such Restrictions lapse equal to the Withholding Taxes.

11.                                 Signature in Counterpart.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

12.                                 Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.  No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

13.                                 Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.                                 Governing Law.

Except as to matters of federal law, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

15.                                 Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.

16.                                 Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes; provided, however, that this dispute resolution provision shall not interfere with Grantee’s rights to pursue and protect his or her legal rights in a court of competent jurisdiction.

17.                                 Sections and Other Headings.

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CLOUD PEAK ENERGY INC.	GRANTEE

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